Exhibit 99.1

1 Midland States Bancorp, Inc. NASDAQ: MSBI Investor Presentation August 2021

2 Forward - Looking Statements. This presentation may contain forward - looking statements within the meaning of the federal securities laws. Forward - looking statements expressing management’s current expectations, forecasts of future events or long - te rm goals may be based upon beliefs, expectations and assumptions of Midland’s management, and are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” o r o ther similar expressions. All statements in this presentation speak only as of the date they are made, and Midland undertakes no obligation to update any statement. A number of factors, many of which are beyond the ability of Midland to control or predic t, could cause actual results to differ materially from those in its forward - looking statements including the effects of the Corona virus Disease 2019 (“COVID - 19”) pandemic, including its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic. These risks and uncertainties should be considered in evaluating forward - looking statements, and undue reliance shoul d not be placed on such statements. Additional information concerning Midland and its businesses, including additional factors tha t could materially affect Midland’s financial results, are included in Midland’s filings with the Securities and Exchange Commi ssi on. Use of Non - GAAP Financial Measures. This presentation may contain certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non - GAAP financial measure s include “Adjusted Earnings,” “Adjusted Pre - Tax, Pre - Provision Income,” “Adjusted Diluted Earnings Per Share,” “Adjusted Return o n Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” “Adjusted Return on Average Tangible Common Equity,” “Adjusted Pre - Tax, Provision Return on Average Assets,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangib le Book Value Per Share,” and “Return on Average Tangible Common Equity.” The Company believes that these non - GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non - GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financ ial measures. Not all companies use the same calculation of these measures; therefore this presentation may not be comparable to other similarly titled measures as presented by other companies. Reconciliations of these non - GAAP measures are provided in the Appendix section of this presentation.

3 Company Snapshot ▪ $6.63 billion asset community bank established in 1881 and headquartered in Effingham, Illinois » 2nd largest Illinois - based community bank 1 ▪ $4.1 billion Wealth Management business ▪ Commercial bank focused on in - market relationships with national diversification in equipment finance ▪ 52 branches in Illinois and Missouri ▪ 15 successful acquisitions since 2008 Notes: 1) Community bank defined as banks with less than $10 billion in assets; Source: S&P Global Market Intelligence 2) All financial data as of June 30, 2021

4 Financial Services & Banking Center Footprint

5 Notes: 1. As of June 30, 2021 Investment Summary Consistent track record of driving compelling shareholder returns through disciplined strategic expansion and earnings growth Well diversified loan portfolio across asset classes, industries and property types Organization - wide focus on expense management driving improvement in operating efficiencies Attractive , stable core deposit franchise with 26% non - interest bearing accounts 1 Illinois and contiguous states provide ample opportunities for future acquisitions Proven track record of successful acquisitions with a focus on enhancing shareholder value while building a platform for scalability Leveraging technology to drive revenue growth, increase market share, and enhance the customer experience 26%

6 Business and Corporate Strategy Customer - Centric Culture Drive organic growth by focusing on customer service and accountability to our clients and colleagues; seek to develop bankers who create dynamic relationships; pursue continual investment in people; maintain a core set of institutional values, and build a robust technology platform that provides customers with a superior banking experience Operational Excellence A corporate - wide focus on driving improvements in people, processes and technology in order to generate further improvement in Midland’s operating efficiency and financial performance Enterprise - Wide Risk Management Maintain a program designed to integrate controls, monitoring and risk - assessment at all key levels and stages of our operations and growth; ensure that all employees are fully engaged Accretive Acquisitions Maintain experienced acquisition team capable of identifying and executing transactions that build shareholder value through a disciplined approach to pricing; take advantage of relative strength in periods of market disruption Revenue Diversification Generate a diversified revenue mix and focus on growing businesses that generate strong recurring revenues such as wealth management

7 Jeffrey G. Ludwig | President and CEO of Midland States Bancorp ▪ Assumed Company CEO role in Jan. 2019 after serving as Bank CEO ▪ More than 10 years serving as CFO ▪ Joined Midland in 2006; 16+ years in banking industry Jeffrey S. Mefford | President of Midland States Bank and EVP of Midland States Bancorp ▪ Joined Midland in 2003 ▪ Appointed Bank President in March 2018 ▪ Oversees all sales activities for commercial, retail, mortgage, wealth management, equipment finance, and treasury management Douglas J. Tucker | SVP, Corporate Counsel and Director of IR ▪ 20 + years experience advising banks and bank holding companies ▪ Significant IPO, SEC reporting and M&A experience ▪ Joined Midland in 2010 Eric T. Lemke | Chief Financial Officer ▪ Promoted to Chief Financial Officer in November 2019 ▪ Joined Midland in 2018 as Director of Assurance and Audit ▪ 25+ years of financial accounting and reporting experience in financial services Jeffrey A. Brunoehler | Chief Credit Officer ▪ 30+ years in banking, lending and credit ▪ Leads the credit underwriting, approval and loan portfolio management functions ▪ Joined Midland in 2010 Experienced Senior Management Team

Successful Acquisition History

- **Midland States has completed 15 transactions since 2008, including FDIC-assisted, branch, whole bank, asset purchase and business line acquisitions, and a New York trust asset acquisition**
- **Demonstrated history of earnings expansion**
- **Deliberate diversification of geographies and revenue channels**
- **Successful post-closing integration of systems and businesses**

Selected Acquisitions

	2009	2010	2014	2016	2017	2018	2019
	Strategic Capital Bank	AMCORE Bank, N.A.	Love Savings / Heartland Bank	Sterling Bancorp	Centrue Financial	Alpine Bancorp.	HomeStar Financial
Acquisition Type	FDIC-Assisted	12 Branches	Whole Bank	Trust Administration	Whole Bank	Whole Bank and Wealth Mgmt	Whole Bank
Assets Acquired ($mm)	$540.4	$499.5	$889.0	-	$990.2	$1,243.3	$366.0
Location	Champaign, IL	Northern Illinois	St. Louis, MO	Yonkers, NY	Northern Illinois	Rockford, IL	Kankakee, IL
	Financially Transformative	Operationally Transformative	Revenue Diversification	Expansion of Trust Business	Enhanced Scale and Market Presence	Expanded Core Bank and Wealth Management	Low-cost Deposit Franchise and Market Presence

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Midland States Bancorp, Inc.

9 Successful Execution of Strategic Plan… Total Assets (at period - end in Billions) CAGR: 17% Selected Acquisitions: Total Assets at Time of Acquisition (in millions) 2009: Strategic Capital Bank ($540) 2010: AMCORE Bank ($500) 2014: Love Savings/Heartland Bank ($889) 2017: Centrue Financial ($990) 2018: Alpine Bancorp. ($1,243) 2019: HomeStar Financial Group ($366) $1.1 $1.6 $1.5 $1.6 $1.7 $2.7 $2.9 $3.2 $4.4 $5.6 $6.1 $6.9 $6.6 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2Q21 Selected Acquisitions

10 $13.82 $15.20 $17.16 $17.31 $17.00 $18.64 $19.31 $20.48 2014 2015 2016 2017 2018 2019 2020 2Q21 …Leads to Creation of Shareholder Value Note: (1) Tangible book value per share is a non - GAAP financial measure; tangible book value per share is defined as tangible common equit y divided by shares of common stock outstanding; please refer to the reconciliation in the Appendix Tangible Book Value Per Share (1) (at period - end) Dividends Declared Per Share 21 Consecutive Years of Dividend Increases (annualized) $0.59 $0.65 $0.72 $0.80 $0.88 $0.97 $1.07 $1.12 2014 2015 2016 2017 2018 2019 2020 2021 (annualized) CAGR: 6.2% CAGR: 9.6%

Strategic Initiatives Strengthening Franchise

Significant Corporate Actions Since Coming Public in 2016...

Scale

Action	Strategic Rationale	Financial Impact		
			2016	2Q21
Three whole bank acquisitions	• Low-cost deposits	Total Assets	$3.2B	$6.6B
Four Wealth Management acquisitions	• Recurring revenue	AUA	$1.7B	$4.1B
Expanded equipment finance group	• Diversify revenue with attractive risk-adjusted yields	Equipment Finance	$191M	$872M

Efficiency

Action	Strategic Rationale	Financial Impact		
Branch network and facility reductions	• Increasing adoption of digital		2016	YTD 2021
Sale of Commercial FHA Loan Origination platform	• Remove inconsistent revenue and profit contributor • Retain low-cost servicing deposits	Efficiency Ratio[(1)]	68.66%	58.54%
Accelerate technology investments	• Digital adoption is increasing			

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Notes:
(1) Represents a non-GAAP financial measure. See "Non-GAAP Reconciliation" in the appendix.

Midland States Bancorp, Inc.

12 Strategic Initiatives Strengthening Franchise …Have Produced Improved Growth and Profitability Total Loans $2,320 $3,227 $4,138 $4,401 $5,103 2016 2017 2018 2019 2020 (in millions, as of year - end) Wealth Management Revenue $8.09 $13.34 $20.51 $21.83 $22.80 2016 2017 2018 2019 2020 (in millions) Adjusted Pre - Tax Pre - Provision Earnings (1) Efficiency Ratio (1) $50.1 $61.9 $83.7 $101.3 $108.9 2016 2017 2018 2019 2020 68.66% 66.66% 66.08% 61.53% 59.42% 2016 2017 2018 2019 2020 Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix.

2020 Optimization and Efficiency Initiatives

	Initiative Details	FY 2021 Expected Financial Impact
Sale of Commercial FHA Loan Origination Platform	• Sale of origination platform to Dwight Capital • No significant gain on sale (reduced goodwill by $10.9 million) • $3.0 million tax charge on sale • Retain servicing and low-cost deposits • Ongoing warehouse and servicing deposit relationship with Dwight Capital	• Ongoing commercial FHA revenue of $1.2 million for servicing • $8-$9 million expense reduction
Branch Network and Facilities Optimization	• Consolidation of 13 branches (20% of network and ~30 FTEs) • Most affected branches located within 3 miles of another Midland branch • 4 of the branches had been closed since March due to pandemic • Expected to retain 70% to 80% of deposits from consolidated branches • Exited three corporate locations including St. Louis and Denver	• Restructuring charge in 3Q20 of $13.6 million • Other branch renovation and upgrading projects beginning in 4Q20 and continuing in 2021 at a cost of $4 million • $6 million expense reduction in 2021

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Midland States Bancorp, Inc.

Technology Roadmap

Midland's technology investments are enhancing efficiencies, improving client experience, and positively impacting retail deposit gathering and commercial/consumer loan production

	Consumer	Small Business	Commercial	Wealth
Customer Facing	Near real time payments (Q1 2021) – Zelle			
	Consumer online loan Origination (Q1 2021) – blend		Loan pricing optimization engine (2021) – precisionlender	
	Consumer online account opening (2020) – nCino	Digital Paycheck Protection Program Portal (2020) – salesforce		
	Automated analytics-based marketing platform deployed with access to all datasets and all businesses (2020 and on-going) – salesforce marketing cloud			
	CRM deployed to 600+ front office employees with rich view of the customer, automated leads, and single view of pipelines for executive team (2020) – salesforce			
	Digital mortgage application (2020) – blend	Self service loan portal and treasury on-boarding (2021) – salesforce		

Foundational

Fintech Partnerships Established
Canapi Fund, Alloy, Blend, Plaid, GreenSky
(GreenSky, CANAPI, alloy, PLAID)

CX Platform Customer Feedback (2020, 2021) (NICE)

Artificial Intelligence (2020, 2021) 200+ RPA "bots" deployed in the last 18 months, AI based solutions applied in Risk Management, Mortgage Operations (Q2 2021), and Cyber Security (UEBA) (UiPath, nintex)

Silo-elimination and 360 view of customer (2020)
All sales teams on single sales platform using same 360 view of customer (SAS Viya, Power BI)

Centralized Data Analytics - PowerBI, SAS Viya (2018, 2019, 2020)
Oracle data warehouse with 98% of data accessible for analytics across all products, services and channels

Digital Talent (39 FTE) Chief Digital Officer, Director – Digital Customer Experience, Director – Enterprise Data Services, Director – Digital Solution Delivery, Lead Engineer API Development, Senior Manager – Digital Marketing, Manager – Customer Experience, Board Member – Digital Expertise

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15 Recent Financial Trends

16 Overview of 2Q21 16 Increasing Loan Production 2Q21 Earnings Strong Increase in Non - Interest Income • Increased production in equipment finance, CRE and construction offset by declines in commercial FHA warehouse lines, PPP loans, and residential real estate loans • Growth in consumer portfolio helps to offset runoff in residential real estate portfolio • Non - interest income increased 17.6% from prior quarter and accounted for 26% of revenue • Increased economic activity driving higher fee income • Acquisition of ATG Trust Company in June contributed to 10% increase in wealth management revenue Excess Liquidity Used to Eliminate Higher Cost Funding Sources • Prepayment of $85 million longer - term FHLB advance expected to positively impact NIM by 6 bps • Redemption of $31 million of sub debt expected to positively impact NIM by 4 bps • Elimination of higher cost funding sources should support NIM expansion in second half of 2021 • Net income of $20.1 million, or $0.88 diluted EPS • Adjusted earnings (1) of $19.8 million, or $0.86 diluted EPS, excludes impact of: » $6.8 million tax benefit related to settlement of prior tax issue » $3.6 million in professional fees related to settlement » $3.7 million FHLB advance prepayment penalty Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix. Improving Level of Profitability Positively Impacting Capital Ratios • Return on average shareholders’ equity of 12.59% • Return on average tangible common equity (1) of 17.85% • TCE/Tangible Assets ratio increased 45 bps to 7.12%

Loan Portfolio

- **Total loans decreased $74.9 million from prior quarter to $4.84 billion**
- **Decline due to lower end of period balances on commercial FHA warehouse credit lines, lower PPP loans and continued runoff in residential real estate portfolio driven by refinancing activity**
- **Increase in loan production resulted in higher balances of commercial real estate, construction and consumer loans**
- **Excluding PPP loans and commercial FHA warehouse credit lines, total loans increased at an annualized rate of 6% during 2Q21**
- **PPP loans were $146.7 million at Jun. 30, 2021, a decrease of $64.8 million from Mar. 31, 2021**

Loan Portfolio Mix

(in millions, as of quarter-end)

	2Q 2021	1Q 2021	2Q 2020
Commercial loans and leases	$ 1,831	$ 1,977	$ 1,856
Commercial real estate	1,540	1,494	1,495
Construction and land development	213	192	208
Residential real estate	367	399	509
Consumer	885	849	771
Total Loans	**$4,836**	**$4,911**	**$4,839**
Total Loans ex. Commercial FHA Lines and PPP	**$4,560**	**$4,494**	**$4,436**

Total Loans and Average Loan Yield



(in millions, as of quarter-end)
$4,839
$4,941
$5,103
$4,911
$4,836
4.64%
4.57%
4.58%
4.50%
4.43%
2Q 2020
3Q 2020
4Q 2020
1Q 2021
2Q 2021
Total Loans
Average Loan Yield

Midland States Bancorp, Inc.

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18 2Q 2021 1Q 2021 2Q 2020 Noninterest - bearing demand $ 1,366 $ 1,522 $ 1,273 Interest - bearing: Checking 1,619 1,601 1,485 Money market 788 819 878 Savings 669 653 595 Time 722 719 690 Brokered time 32 25 23 Total Deposits $5,196 $5,341 $4,943 Total Deposits Total Deposits and Cost of Deposits • Total deposits decreased $144.2 million, or 2.7% from prior quarter, to $5.20 billion • Decline in deposits largely attributable to decrease in commercial FHA servicing deposits and outflow of retail deposits as consumers spend stimulus payments • $163 million of CDs maturing in 3Q21 with a weighted average rate of 1.47% Deposit Mix (in millions, as of quarter - end) (in millions, as of quarter - end) $4,943 $5,029 $5,101 $5,341 $5,196 0.45% 0.34% 0.26% 0.25% 0.23% 2Q 2020 3Q 2020 4Q 2020 1Q 2021 2Q 2021 Total Deposits Cost of Deposits

19 • Net interest income decreased 3.4% from the prior quarter due to lower prepayment fees, an unfavorable shift in the mix of earning assets, and the recovery of interest on a previously charged - off loan in 1Q21 • Net interest margin, excluding accretion income, declined 17 bps from prior quarter due primarily to an unfavorable shift in the mix of earning assets • Elimination of higher cost funding sources and favorable shift in the mix of earning assets expected to positively impact NIM during 2H21, excluding impact of accretion and PPP income Net Interest Income/Margin Net Interest Margin Net Interest Income (in millions) $1.8 $2.1 $1.6 $1.2 $1.3 $49.0 $50.0 $53.5 $51.9 $50.1 2Q 2020 3Q 2020 4Q 2020 1Q 2021 2Q 2021 NII Accretion Income 0.12% 0.14% 0.10% 0.08% 0.09% 3.32% 3.33% 3.47% 3.45% 3.29% 2Q 2020 3Q 2020 4Q 2020 1Q 2021 2Q 2021 NIM Accretion Income

20 • During 2Q21, assets under administration increased $517.2 million, primarily due to acquisition of ATG Trust Company in June • Wealth Management revenue increased 10.1% from prior quarter, primarily due to one month contribution of ATG Trust Company Wealth Management Wealth Management Revenue Assets Under Administration (in millions) (in millions ) $3,254 $3,261 $3,481 $3,560 $4,078 2Q 2020 3Q 2020 4Q 2020 1Q 2021 2Q 2021 $5.70 $5.56 $5.87 $5.93 $6.53 2Q 2020 3Q 2020 4Q 2020 1Q 2021 2Q 2021

21 Noninterest Income • Noninterest income increased 17.6% from prior quarter • Impairment on commercial MSRs impacted noninterest income by $1.1 million and $1.3 million in 2Q21 and 1Q21, respectively • Excluding the impact of the impairment of commercial MSRs, noninterest income increased primarily due to higher wealth management revenue, interchange revenue, gain on sales of investment securities and OREO Noninterest Income (in millions) $19.4 $18.9 $14.3 $14.8 $17.4 2Q 2020 3Q 2020 4Q 2020 1Q 2021 2Q 2021 All Other Residential Mortgage Wealth Management

22 Noninterest Expense and Operating Efficiency • Efficiency Ratio (1) was 60.2% in 2Q21 vs. 56.9% in 1Q21 • Adjustments to non - interest expense: • Excluding these adjustments, noninterest expense increased primarily due to: » Higher salaries and benefits expense resulting from increased incentive compensation • Operating expense run - rate expected to be $40.0 - $42.0 million in 2H21 Noninterest Expense and Efficiency Ratio (1) (Noninterest expense in millions) Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix. ($ in millions) 2Q21 1Q21 Integration and acquisition related expenses » Professional fees related to tax settlement » Other expenses ($3.8) ($3.6) ($0.2) ($0.2) FHLB advance prepayment fee ($3.7) -- $0.4 $14.0 $5.7 $0.2 $7.6 $41.4 $53.9 $47.0 $39.1 $48.9 59.4% 57.7% 58.6% 56.9% 60.2% 56.0% 57.0% 58.0% 59.0% 60.0% 61.0% 62.0% 63.0% 64.0% $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 $50.0 $55.0 $60.0 2Q 2020 3Q 2020 4Q 2020 1Q 2021 2Q 2021 Total Noninterest Expense Adjustments to Noninterest Expense Efficiency Ratio

23 COVID - 19 Response and Impact

24 Paycheck Protection Program Overview Paycheck Protection Program (as of 6/30/21) Loans Outstanding $146.7 million Round 1 $50.1 million Round 2 $96.6 million Total Fees Earned $15.2 million Fees Recognized in 2Q21 $2.0 million Remaining Fees to be Recognized $5.6 million Impact on 2Q21 Financials At or for the Three Months Ended 6/30/21 Metrics Excluding PPP Impact Total Loans $4.84 billion $4.69 billion Average Loans $4.83 billion $4.64 billion Net Interest Income FTE (1) $50.5 million $48.0 million Net Interest Margin (1) 3.29% 3.23% ACL/Total Loans 1.21% 1.25% 1. Loan fees and deferred loan origination costs being amortized over an estimated 24 to 60 month life of PPP loans Paycheck Protection Program Loan Forgiveness As of 3/31/21 As of 6/30/21 Loans Submitted to SBA $196.5 million $263.8 million Loans Forgiven by SBA $146.0 million $238.3 million Percentage of Total Round 1 PPP Loans Forgiven 52.6% 83.7% Percentage of Total Round 1 and 2 PPP Loans Forgiven 62.9%

25 Commercial Loans and Leases by Industry RE / Rental & Leasing 20.5% All Others 11.8% Assisted Living 9.5% Finance and Insurance 7.6% Manufacturing 7.4% Construction - General 7.4% Accommodation & Food Svcs 7.1% Retail Trade 6.5% Ag., Forestry, & Fishing 4.9% General Freight Trucking 4.4% Trans. / Ground Passenger 4.4% Health Care 3.1% Other Services 3.0% Wholesale Trade 2.4% Industries as a percentage of Commercial, CRE and Equipment Finance Loans and Leases as of 6/30/21

26 Commercial Real Estate Portfolio by Collateral Type Assisted Living 18.0% Retail 15.4% Multi - Family 9.7% Hotel/Motel 9.6% All Others 9.0% Industrial / Warehouse 8.7% Office 6.0% Residential 1 - 4 Family 4.9% Farmland 4.0% C - Store / Gas Station 3.9% Mixed Use / Other 2.7% Medical Building 2.4% Developed Land 2.3% Car Dealerships 1.8% Restaurant 1.6% Collateral type as a percentage of the Commercial Real Estate and Construction Portfolio as of 6/30/21 CRE Concentration (as of 6/30/21) CRE as a % of Total Loans 31.8% CRE as a % of Total Risk - Based Capital (1) 182.0% Notes: (1) Represents non - owner occupied CRE loans only

27 Loan Deferral Overview Total Loan Deferrals As of Dec. 31, 2020 As of Mar. 31, 2021 As of Jun. 30, 2021 Total Loans Deferred $209.1 million $219.1 million $107.3 million % of Total Loans 4.1% 4.5% 2.2% Deferrals by Industry (as of June 30, 2021) Hotels/Motels $39.4 37% Transit & Ground Passenger $30.0 28% Assisted Living $11.8 11% All Others <4% $26.1 24% ($ in millions) Deferral Type (as of June 30, 2021) Full Payment Deferral $22.3 million Deferred Loans Making I/O or Other Payments $85.0 million

28 Midland Equipment Finance Portfolio Overview ($ in millions) Portfolio Characteristics (as of 6/30/21) Nationwide portfolio providing financing solutions to equipment vendors and end - users Total Outstanding Loans and Leases $871.5 million (18.0% of total loans) Number of Loans and Leases 7,121 Average Loan/Lease Size $122,384 Largest Loan/Lease $1.4 million Weighted Average Rate 4.64% Avg. FICO Score 604 Transit and Ground Passenger $29.9 84.0% All Others <6% of Total $5.7 16.0% Total Deferred Loans and Leases As of 12/31/20 As of 3/31/21 As of 6/30/21 Total Deferrals $50.1 million $46.1 million $35.6 million Percentage of Portfolio 5.8% 5.4% 4.1% Deferred Loans Making I/O or Other Payments $28.2 million $35.8 million $32.6 million Equipment Finance Deferrals by Industry (as of June 30, 2021)

29 Hotel/Motel Portfolio Overview ($ in millions) Portfolio Characteristics (CRE & C&I) (as of 6/30/21) Total Outstanding $180.4 million (3.7% of total loans) Number of Loans 64 Average Loan Size $2.8 million Largest Loan $11.3 million Average LTV 52% Total Deferred Loans as of 3/31/21 $117.4 million (70.3% of portfolio) Total Deferred Loans as of 6/30/21 $39.4 million (21.8% of portfolio)* Average LTV of Deferred Loans as of 6/30/21 50% Deferred Loans Making I/O or Other Payments $30.2 million (76.6% of deferrals) Portfolio by State IL $103.5 58% MO $28.6 16% MI $14.2 8% CO $11.3 6% WI $9.6 5% Other $13.2 7% * All remaining loan deferrals are Upper Midscale chains

30 GreenSky Consumer Loan Portfolio Overview Delinquency Rate (greater than 60 days) Portfolio Characteristics (as of 6/30/21) Total Outstanding $796.5 million (16.5% of total loans) Number of Loans 371,110 Average Loan Size $2,146 Average FICO Score 772 Total Deferred Loans (as of March 31, 2021) $3.8 million (0.5% of portfolio) Total Deferred Loans (as of June 30, 2021) $0.6 million (0.1% of portfolio) ▪ Average FICO score of 772 ▪ No losses to MSBI in 10 year history of portfolio ▪ Portfolio can be sold to provide liquidity Prime Credit 0.34% 0.42% 0.36% 0.35% 0.23% Jun 2020 Sep 2020 Dec 2020 Mar 2021 Jun 2021 ▪ Cash flow waterfall structure » Cash flow from portfolio covers servicing fee, credit losses and our target margin » Excess cash flow is an incentive fee to GreenSky that is available to cover additional losses » GreenSky received incentive fees in 29 of past 30 months including every month in 2020 and 2021 ▪ Escrow deposits » Escrow deposits absorb losses in excess of cash flow waterfall » Escrow account totaled $32.7 million at 6/30/21 or 4.1% of the portfolio Credit Enhancement

31 Asset Quality NCO / Average Loans • Nonperforming loans increased $8.5 million due primarily to addition of three loans in the hotel/motel portfolio • Sale of properties for slight gain resulted in a $7.5 million decline in OREO from 1Q21 • Net charge - offs of $4.0 million, or 0.33% of average loans, approximately half of which was related to charge - off of commercial relationship placed on NPL in 1Q21 • No provision for credit losses on loans due to improving portfolio mix and economic forecasts; Negative provision for credit losses of $0.5 million on unfunded commitments and securities Nonperforming Loans / Total Loans (Total Loans as of quarter - end) 1.25% 1.36% 1.06% 1.08% 1.27% 2Q 2020 3Q 2020 4Q 2020 1Q 2021 2Q 2021 0.26% 0.44% 0.19% 0.14% 0.33% 2Q 2020 3Q 2020 4Q 2020 1Q 2021 2Q 2021

32 Changes in Allowance for Credit Losses ACL 3/31/21 ACL 6/30/21 ($ in thousands) Specific Reserves Portfolio Changes Economic Factors ▪ Changes to specific reserves ▪ New loans ▪ Changes in credit quality including risk downgrades and deferrals ▪ Changes in allocations to COVID - 19 impacted segments ▪ Aging of existing portfolio ▪ Other charge - offs and recoveries ▪ Changes to macro - economic variables and forecasts ▪ Changes to other economic qualitative factors

33 ACL by Portfolio Portfolio Total Loans at 6/30/21 ACL % of Total Loans Total Loans at 3/31/21 ACL % of Total Loans Commercial $ 719,642 $ 5,825 0.81% $ 808,262 $ 8,214 1.02% Warehouse Lines 129,607 - 0.00% 205,115 - 0.00% Commercial Other 704,438 9,024 1.28% 766,632 9,125 1.19% Equipment Finance 464,380 8,635 1.86% 456,059 8,575 1.88% Paycheck Protection Program 146,728 220 0.15% 211,564 317 0.15% Lease Financing 407,161 5,389 1.32% 402,546 6,036 1.50% CRE non - owner occupied 908,787 21,168 2.33% 853,110 20,890 2.45% CRE owner occupied 440,722 7,153 1.62% 443,403 7,411 1.67% Multi - family 116,176 1,754 1.51% 120,784 2,776 2.30% Farmland 74,804 643 0.86% 76,734 744 0.97% Construction and Land Development 212,508 1,733 0.82% 191,870 1,239 0.65% Residential RE First Lien 296,256 3,028 1.02% 321,857 3,275 1.02% Other Residential 70,356 655 0.93% 76,644 706 0.92% Consumer 74,627 266 0.36% 76,943 341 0.44% Consumer Other (1) 810,389 2,026 0.25% 772,021 1,930 0.25% Total Loans 4,835,866 58,664 1.21% 4,910,806 62,687 1.28% Loans (excluding GreenSky, PPP and warehouse lines) 3,695,247 56,259 1.52% 3,667,924 60,292 1.64% ($ in thousands) Notes: (1) Primarily consists of loans originated through GreenSky relationship

34 Capital and Liquidity Overview Capital Ratios (as of 6/30/21) Liquidity Sources (as of 6/30/21) 7.12% 8.44% 8.00% 9.64% 13.11% 11.06% 9.19% 11.06% 11.98% 0.00% 5.00% 10.00% 15.00% TCE/TA Tier 1 Common Tier 1 Leverage Tier 1 RBC Total RBC Consolidated Bank Level ($ in millions) Cash and Cash Equivalents $ 425.1 Unpledged Securities 308.6 FHLB Committed Liquidity 748.6 FRB Discount Window Availability 60.3 Primary Liquidity 1,542.6 FRB – PPP Liquidity Facility (1) 146.7 Secondary Liquidity 146.7 Total Estimated Liquidity $ 1,689.3 Conditional Funding Based on Market Conditions Additional Credit Facility $ 250.0 Brokered CDs (additional capacity) $ 500.0 (1) Enrolled in PPP facility – loans available to submit Other Liquidity Holding Company Cash Position of $43.2 Million

35 Outlook

36 Outlook • Continued improvement in economic conditions should lead to reductions in problem loans and increased loan demand • Loan pipeline in Community Banking group approximately 14% higher than end of 1Q21, which should lead to higher level of loan growth in second half of 2021, favorable shift in earning asset mix, and further increases in profitability • Continued implementation of technology initiatives expected to result in further efficiencies and stable expense levels in second half of 2021 • Significant progress made on internal business optimization goals and strengthening of capital ratios provides opportunity to resume evaluation of small M&A opportunities with compelling strategic and economic rationales 36

37 Long - Term Formula for Enhancing Shareholder Value Accretive M&A Transactions Earnings Growth, Improving Returns and Enhanced Franchise Value Disciplined Balance Sheet Growth Improving Operating Efficiencies Stable Sources of Recurring Income

38 APPENDIX

39 ESG: A Framework for Sustainability Environmental Facilities • Our Corporate HQ, built in 2011, is LEED (Silver) Certified. • 10 of our other locations use solar panels. • We have made more than $50+ million of credit available for residential solar projects since 2011. • We have also completed more than $540 million of financing for 18 “green” (LEED, Energy Star, etc.) multi - family/health care facilities through our Love Funding subsidiary since 2017. Paper Reduction • More than 40% of our customers use paperless statements and • Midland has had a digitization/paper elimination program in place since 2010. Social Community Outreach • Midland States Bank has been serving families and businesses in our communities for more than 140 years, offering products and services based on the needs of our customers. • We work with more than 150 low - to - moderate income (“LMI”) and minority focused community development groups in our banking markets to help insure our community development programs address the needs of each of our markets. • The Midland Institute CEO Program, a unique program designed to teach and create entrepreneurial opportunities to teens, was first created by our Bank in 2008 for the local Effingham, Illinois high schools and has now grown to be offered by 56 high schools in six states. Culture and People • Since 2008 Midland has provided all employees personal and professional development through an acclaimed third - party training company. • Midland’s Advanced Study for Talent Enrichment and Resource Training (“MASTERS”) program serves to develop future leaders of the Company. To date 59% of participants have been women or minority employees. Philanthropy • $30 million of investment towards community development goals targeted for the 2019 - 2021 period. Financial Education • Since 2015 we have held more than 240 financial literacy seminars in LMI/minority neighborhoods in our footprint. CRA, Community Development and Financial Inclusion • Through our Believable Banking® Residential Mortgage and Home Improvement Loan Programs we have made more than $20 million of loans to consumers underserved by traditional loan programs. • Our banking products and services are offered through our personal bankers and online with materials designed to clearly describe the features, costs and alternatives available to our customers, including through dual - language materials and our ADA compliant website. • Love Funding has provided $877 million of financing for 148 affordable multi - family and health care projects during 2015 - 2019 through Love Funding. Governance Reputation • Midland States Bank was one of the first in the nation to have a woman on its board (1903). • Our board composition includes 36% women and minorities, and our criteria for identifying directors includes seeking diverse individuals. Oversight of Strategy and Risk • The Company’s Chair and CEO roles been separate since the Company’s inception (1988). • Our Board of Directors has established a Risk and Compliance Committee to oversee all aspects of risk and compliance management. • Our ERM program evaluates risk in each of our businesses and operational departments, including asset and liability management, and our Chief Risk Officer reports directly to the Audit and Risk and Compliance Committees of the Company’s Board of Directors. Data Security • Robust data security programs and a Privacy Policy under which we do not sell or share customer information with non - affiliated entities. Management of Legal and Regulatory Environment • All continuing directors except our CEO are “independent” pursuant to applicable SEC/NASDAQ rules. • Our Executive Compensation, including all performance related compensation, is also evaluated under our ERM to insure compliance with the FDIC’s Interagency Guidelines Establishing Standards for Safety and Soundness and the Sound Incentive Compensation Policies issued jointly by the federal financial institutions regulatory agencies. • All cash and equity incentive programs for executive officers include operating metrics and/or four - year vesting periods .

Appendix: Reconciliation of TBV Per Share

(dollars in thousands, except per share data)	2014	2015	As of December 31, 2016	2017	2018	2019	2020	As of June 30, 2021
Shareholders' Equity to Tangible Common Equity:								
Total shareholders' equity—GAAP	$ 219,456	$ 232,880	$ 321,770	$ 449,545	$ 608,525	$ 661,911	$ 621,391	$ 648,186
Adjustments:								
Preferred stock	-	-	-	(2,970)	(2,781)	-	-	-
Goodwill	(47,946)	(46,519)	(48,836)	(98,624)	(164,673)	(171,758)	(161,904)	(161,904)
Other intangibles	(9,464)	(7,004)	(7,187)	(16,932)	(37,376)	(34,886)	(28,382)	(27,900)
Tangible Common Equity	$ 162,046	$ 179,357	$ 265,747	$ 331,019	$ 403,695	$ 455,267	$ 431,105	$ 458,382
Adjustments:								
Preferred stock	-	-	-	-	-	-	-	-
Warrants	-	-	-	-	-	-	-	-
Tangible Common Equity	$ 162,046	$ 179,357	$ 265,747	$ 331,019	$ 403,695	$ 455,267	$ 431,105	$ 458,382
Total Assets to Tangible Assets:								
Total assets—GAAP	$ 2,676,614	$ 2,884,824	$ 3,233,723	$ 4,412,701	$ 5,637,673	$ 6,087,017	$ 6,868,540	$ 6,630,010
Adjustments:								
Goodwill	(47,946)	(46,519)	(48,836)	(98,624)	(164,673)	(171,758)	(161,904)	(161,904)
Other intangibles	(9,464)	(7,004)	(7,187)	(16,932)	(37,376)	(34,886)	(28,382)	(27,900)
Tangible Assets	$ 2,619,204	$ 2,831,301	$ 3,177,700	$ 4,297,145	$ 5,435,624	$ 5,880,373	$ 6,678,254	$ 6,440,206
Common Shares Outstanding	11,725,158	11,797,404	15,483,499	19,122,049	23,751,798	24,420,345	22,325,471	22,380,492
Tangible Common Equity to Tangible Assets	6.19 %	6.33 %	8.36 %	7.70 %	7.43 %	7.74 %	6.46 %	7.12 %
Tangible Book Value Per Share	$ 13.82	$ 15.20	$ 17.16	$ 17.31	$ 17.00	$ 18.64	$ 19.31	$ 20.48

Midland States Bancorp, Inc.

40

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

(dollars in thousands)	For the Years Ended December 31, 2020	2019	2018	2017	2016
Income before income taxes - GAAP	$ 32,014	72,471	50,805	26,471	50,431
Adjustments to noninterest income:					
Gain on sales of investment securities, net	1,721	674	464	222	14,702
Other	(17)	(29)	89	(67)	(608)
Other income					
Total adjustments to noninterest income	1,704	645	553	155	14,094
Adjustments to noninterest expense:					
Loss on mortgage servicing rights held for sale	1,692	(490)	458	4,059	-
Loss on repurchase of subordinated debt	193	1,778	-	-	511
Impairment related to facilities optimization	12,847	3,577	-	1,952	2,099
FHLB advances prepayment fees	4,872	-	-	-	-
Integration and acquisition expenses	2,309	5,493	24,015	17,738	2,343
Total adjustments to noninterest expense	21,913	10,358	24,473	23,749	4,953
Adjusted earnings pre tax	52,223	82,184	74,725	50,065	41,290
Adjusted earnings tax	12,040	19,358	17,962	15,170	14,064
Adjusted earnings - non-GAAP	$ 40,183	$ 62,826	$ 56,763	$ 34,895	$ 27,226
Preferred stock dividends, net	-	46	141	83	-
Adjusted earnings available to common shareholders - non-GAAP	$ 40,183	$ 62,780	$ 56,622	$ 34,812	$ 27,226

Adjusted Pre-Tax, Pre-Provision Earnings Reconciliation

(dollars in thousands)	For the Years Ended December 31, 2020	2019	2018	2017	2016
Adjusted earnings pre tax - non- GAAP	$ 52,223	$ 82,184	$ 74,725	$ 50,065	$ 41,290
Provision for credit losses	44,361 -	16,985 -	9,430 -	9,556 -	5,591
Impairment on commercial mortgage servicing rights	12,337	2,139	(449)	2,324	3,135
Adjusted pre-tax, pre-provision earnings - non-GAAP	$ 108,921	$ 101,308	$ 83,706	$ 61,945	$ 50,016
Adjusted pre-tax, pre-provision return on average assets	1.67% %	1.74% %	1.53% %	1.57% %	1.63% %

Midland States Bancorp, Inc.

41

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Efficiency Ratio Reconcilation

(dollars in thousands)	For the Years Ended December 31, 2020	2019	2018	2017	2016
Noninterest expense	$ 184,010	$ 175,641	$ 191,643	$ 152,997	$ 121,289
Adjustments to noninterest expense:					
Net expense from FDIC loss share termination agreement	-	-	-	-	(351)
Impairment related to facilities optimization	(12,847)	(3,577)	-	(1,952)	(2,099)
(Loss) gain on mortgage servicing rights held for sale	(1,692)	490	(458)	(4,059)	-
FHLB advances prepayments fees	(4,872)	-	-	-	-
Loss on repurchase of subordinated debt	(193)	(1,778)	-	-	(511)
Integration and acquisition expenses	(2,309)	(5,493)	(24,015)	(17,738)	(2,343)
Adjusted noninterest expense	$ 162,097	$ 165,283	$ 167,170	$ 129,248	$ 115,985
Net interest income	$ 199,136	$ 189,815	$ 180,087	$ 129,662	$ 105,254
Effect of tax-exempt income	1,766	2,045	2,095	2,691	2,579
Adjusted net interest income	200,902	191,860	182,182	132,353	107,833
Noninterest income	61,249	75,282	71,791	59,362	72,057
Adjustments to noninterest income:					
Impairment (recapture) on commercial servicing rights	12,337	2,139	(450)	2,324	3,135
Gain on sales of investment securities, net	(1,721)	(674)	(464)	(222)	(14,702)
Other income	17	29	(89)	67	608
Adjusted noninterest income	71,882	76,776	70,788	61,531	61,098
Adjusted total revenue	$ 272,784	$ 268,636	$ 252,970	$ 193,884	$ 168,931
Efficiency Ratio	59.42 %	61.53 %	66.08 %	66.66 %	68.66 %

42

Midland
States Bancorp, Inc.

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

	For the Quarter Ended				
(dollars in thousands, except per share data)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Income before income taxes - GAAP	$ 19,041	$ 24,040	$ 10,746	$ 3,270	$ 15,993
Adjustments to noninterest income:					
Gain on sales of investment securities, net	377	-	-	1,721	-
Other income	(27)	75	3	(17)	11
Total adjustments to noninterest income	350	75	3	1,704	11
Adjustments to noninterest expense:					
Loss on mortgage servicing rights held for sale	143	-	617	188	391
Impairment related to facilities optimization	-	-	(10)	12,651	60
FHLB advances prepayment fees	3,669	8	4,872	-	-
Integration and acquisition expenses	3,771	238	231	1,200	(6)
Total adjustments to noninterest expense	7,583	246	5,710	14,039	445
Adjusted earnings pre tax	26,274	24,211	16,453	15,605	16,427
Adjusted earnings tax	6,519	5,549	3,982	3,582	3,543
Adjusted earnings - non-GAAP	$ 19,755	$ 18,662	$ 12,471	$ 12,023	$ 12,884
Adjusted diluted earnings per common share	$ 0.86	$ 0.82	$ 0.54	$ 0.52	$ 0.55
Adjusted return on average assets	1.17 %	1.12 %	0.73 %	0.72 %	0.78 %
Adjusted return on average shareholders' equity	12.36 %	12.12 %	7.97 %	7.56 %	8.20 %
Adjusted return on average tangible common equity	17.52 %	17.39 %	11.50 %	11.04 %	12.14 %

Adjusted Pre-Tax, Pre-Provision Earnings Reconciliation

	For the Quarter Ended				
(dollars in thousands)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Adjusted earnings pre tax - non- GAAP	$ 26,274	$ 24,211	$ 16,453	$ 15,605	$ 16,427
Provision for credit losses	(455)	3,565	10,058	11,728	10,997
Impairment on commercial mortgage servicing rights	1,148	1,275	2,344	1,418	107
Adjusted pre-tax, pre-provision earnings - non-GAAP	$ 26,967	$ 29,051	$ 28,855	$ 28,751	$ 27,531
Adjusted pre-tax, pre-provision return on average assets	1.60 %	1.75 %	1.69 %	1.72 %	1.68 %

43

Midland States Bancorp, Inc.

44 (dollars in thousands) Noninterest expense - GAAP $ 48,941 $ 39,079 $ 47,048 $ 53,901 $ 41,395 Loss on mortgage servicing rights held for sale (143) - (617) (188) (391) Impairment related to facilities optimization - - 10 (12,651) (60) FHLB advances prepayment fees (3,669) (8) (4,872) - - Integration and acquisition expenses (3,771) (238) (231) (1,200) 6 Adjusted noninterest expense $ 41,358 $ 38,833 $ 41,338 $ 39,862 $ 40,950 Net interest income - GAAP $ 50,110 $ 51,868 $ 53,516 $ 49,980 $ 48,989 Effect of tax-exempt income 383 386 413 430 438 Adjusted net interest income 50,493 52,254 53,929 50,410 49,427 Noninterest income - GAAP 17,417 14,816 14,336 18,919 19,396 Impairment on commercial mortgage servicing rights 1,148 1,275 2,344 1,418 107 Gain on sales of investment securities, net (377) - - (1,721) - Other 27 (75) (3) 17 (11) Adjusted noninterest income 18,215 16,016 16,677 18,633 19,492 Adjusted total revenue $ 68,709 $ 68,270 $ 70,607 $ 69,043 $ 68,919 Efficiency ratio 60.19% 56.88% 58.55% 57.74% 59.42% 2020 June 30, MIDLAND STATES BANCORP, INC. Efficiency Ratio Reconciliation For the Quarter Ended RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued) 2020 December 31, September 30, 20202021 March 31, 2021 June 30,

45 (dollars in thousands, except per share data) Shareholders' Equity to Tangible Common Equity Total shareholders' equity—GAAP $ 648,186 $ 635,467 $ 621,391 $ 621,880 $ 633,589 Adjustments: Goodwill (161,904) (161,904) (161,904) (161,904) (172,796) Other intangible assets, net (27,900) (26,867) (28,382) (29,938) (31,495) Tangible common equity $ 458,382 $ 446,696 $ 431,105 $ 430,038 $ 429,298 Total Assets to Tangible Assets: Total assets—GAAP $ 6,630,010 $ 6,884,786 $ 6,868,540 $ 6,700,045 $ 6,644,498 Adjustments: Goodwill (161,904) (161,904) (161,904) (161,904) (172,796) Other intangible assets, net (27,900) (26,867) (28,382) (29,938) (31,495) Tangible assets $ 6,440,206 $ 6,696,015 $ 6,678,254 $ 6,508,203 $ 6,440,207 Common Shares Outstanding 22,380,492 22,351,740 22,325,471 22,602,844 22,937,296 Tangible Common Equity to Tangible Assets 7.12% 6.67% 6.46% 6.61% 6.67% Tangible Book Value Per Share $ 20.48 $ 19.98 $ 19.31 $ 19.03 $ 18.72 (dollars in thousands) Net income available to common shareholders $ 20,124 $ 18,538 $ 8,333 $ 86 $ 12,569 Average total shareholders' equity—GAAP $ 641,079 $ 624,661 $ 622,594 $ 632,879 $ 631,964 Adjustments: Goodwill (161,904) (161,904) (161,904) (168,771) (172,796) Other intangible assets, net (26,931) (27,578) (29,123) (30,690) (32,275) Average tangible common equity $ 452,244 $ 435,179 $ 431,567 $ 433,418 $ 426,893 ROATCE 17.85% 17.28% 7.68% 0.08% 11.84% Return on Average Tangible Common Equity (ROATCE) 2020 June 30, 2020 June 30, 2020 September 30, 2020 December 31, For the Quarter Ended 2021 March 31, 2021 June 30, MIDLAND STATES BANCORP, INC. Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share As of RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued) 2020 December 31, September 30, 20202021 March 31, 2021 June 30,